UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2015

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, Paul Goetz resigned, effective as of July 31, 2015, as Senior Vice President, Worldwide Field Operations of Brightcove Inc. (the “Company”).

In connection with Mr. Goetz’s resignation, the Company and Mr. Goetz entered into a separation agreement on July 9, 2015 (the “Agreement”) which supersedes Mr. Goetz’s employment agreement dated October 1, 2014. The Agreement provides, among other things, that (a) the Company will continue to pay Mr. Goetz’s base salary at his current rate for a period of 6 months beginning on Mr. Goetz’s separation from the Company, (b) the Company will pay Mr. Goetz the equivalent of 6 months of monthly employer contributions for health benefits beginning on Mr. Goetz’s separation from the Company, (c) Mr. Goetz will comply with certain confidentiality, non-disparagement and other obligations and (d) Mr. Goetz agreed to a general release of claims in favor of the Company. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed by the Company with the Securities and Exchange Commission for the period ending June 30, 2015.

Item 7.01 Regulation FD Disclosure.

On July 13, 2015, the Company issued a press release announcing that Andrew Feinberg, the Company’s Executive Vice President and Chief Legal Officer, has been named President of International Operations and Mr Goetz’s decision to resign from the Company. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K,

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 13, 2015

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	Brightcove Inc.

	By:	/s/ Kevin Rhodes
Kevin Rhodes
Chief Financial Officer